UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Board of Directors (the “Board”) of BJ’s Restaurants, Inc. (the “Company”) adopted a resolution amending and restating the Company’s Bylaws (as amended and restated, the “Bylaws”) as of May 30, 2007.

Descriptions of the provisions adopted or changed and, if applicable, the previous provision are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1, the text of which is incorporated by reference in this Section 5.03.

Nominations and Shareholder Business

New Sections 14 and 15 were added to Article II to establish procedures pursuant to which a shareholder may nominate a person for election to the Board or propose business to be considered at a shareholders meeting. These changes are designed to give the Board and the Company ample information and time to respond to any shareholder proposals and shareholder nominations for Board seats. The following summarizes the material provisions of these new sections:

Meeting Procedures. The Chairman of the Board or such other officer as is designated by a majority of the Board will preside over meetings and have the authority to determine the order of business and regulate conduct at the meeting (including regulating who may make statements at the meeting and when).

Nominations. To nominate a person for election to the Board, a shareholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to applicable proxy solicitation rules.

Shareholder Business. To propose an item of business, a shareholder must provide notice containing such information as is specified in the Bylaws as to the proposal, including a brief description of the business, along with a description and the text of the proposal or business. The shareholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

Notice Deadlines. Written notice of a shareholder nomination or proposal of other business must be delivered to the Company’s secretary not less than 60 nor more than 90 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. However, if the Company’s annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a shareholder’s written notice will be timely if its is delivered by the10th day following the public announcement of the date of the meeting.

Notice Requirements for Special Meetings. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of meeting or as may otherwise be properly brought before the meeting in accordance with the Bylaws.

Ability to Issue Uncertificated Shares

Recent regulatory changes require that exchange or Nasdaq-listed companies become DRS eligible by January 1, 2008. DRS stands for “Direct Registration System” and refers to a system pursuant to which shares may be held in book entry form, without a certificate.

In order to assure that the Company’s securities are DRS eligible, certain changes to the Bylaws have been made and are reflected in the changes to Article VIII, Sections 4 and 5, and Article V, Section 10 of the Bylaws.

As amended, the Bylaws permit the Company to issue certificated or uncertificated shares. Previously, the Company’s Bylaws provided every Company shareholder with the right to have a certificate certifying the number of shares owned by such shareholder.

Officers

Article V, Sections 1, 7, 8 and 11 have been revised to more accurately reflect the Company’s current officer/management structure by clarifying the relative duties and powers of the CEO, President (to the extent the President is different than the CEO) and the CFO.

Right to Call Special Director Meetings

Article II, Section 3 was amended to add the CEO to the persons who may call a special meeting of shareholders. In addition, Article III, Section 8 was revised to reflect that the chief executive officer has the right to call special meetings of the Board but that vice-presidents did not. Such power is now reserved for the chairman, the chief executive officer, president, the secretary or any two directors.

Technological Updates

Multiple provisions were changed to reflect changes in the technologies used to perform ministerial tasks and to permit electronic communication and storage. In particular, provisions were changed to allow notice to be given electronically for all meetings of shareholders (Article II, Section 5), special meetings of the Board (Article III, Section 8), and with respect to any other actions except as prohibited by applicable law (Article VIII, Section 8). Notice by electronic delivery will be deemed given when dispatched (Article VIII, Section 8), and any person entitled to notice may waive it by electronic transmission (Article VIII, Section 8). The members of the Board may consent to any action without a meeting by electronic transmission or transmissions (Article III, Section 13), and any director or officer may resign by electronic transmission to the Company (Article III, Section 4; Article V, Section 4).

Provisions have been similarly changed to allow the minutes of proceedings of the Board or any committee thereof (Article III, Section 13) and any other records (Article VII, Section 6) to be stored in electronic form.

Deletions of Provisions Regarding Financial Statements and Annual Statements

Prior Sections 6 and 7 of Article VII of the Bylaws have been deleted. These provisions contained certain provisions requiring delivery to shareholders of financial statements and other financial information as well as requiring the filing of certain annual statements with the Secretary of State of California. Such provisions are duplicative of provisions of the California Corporations Code as well as the regulatory requirements for reporting companies under the Securities Exchange Act of 1934, as amended, and, as such, are not necessary and are potential confusing in light of the SEC and NASD regulations governing the same subjects.

Item 8.01	Other Events

On May 31, 2007 Co-Chairman Paul A. Motenko and Jerry J. Hennessy each established a personal stock trading plan pursuant to, and intended to comply with, Rule 10b5-1 of the Securities Exchange Act of 1934. Under the terms of the plan, Motenko and Hennessy each may sell up to 80,000 shares beginning May 31, 2007. The shares to be sold will be acquired through the exercise of employee stock options for both Motenko and Hennessy. If Motenko completes all the planned sales of shares under their Rule 10b5-1 plans, he would continue to own approximately 400,000 shares and vested options, together representing approximately 1.5 percent of the Company’s outstanding stock (based on the most recently reported number of outstanding shares of the Company). If Hennessy complete all the planned sales of shares under their Rule 10b5-1 plans, he would continue to own approximately 380,000 shares and vested options, together representing approximately 1.5 percent of the Company’s outstanding stock (based on the most recently reported number of outstanding shares of the Company).

Item 9.01	Exhibits

(d)	Exhibit No.	Description
	3.1	Bylaws of the Company, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: June 4, 2007	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle,
Chief Executive Officer, President and Director

	By:	/s/ Gregory S. Levin
Gregory S. Levin, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the Company, as amended and restated